                                                                   EXHIBIT 10.40




                                 STOCK PURCHASE AGREEMENT

  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 11th day of August, 1997 by and between Butler Telecom, Inc., a Delaware corporation ("Buyer"), and Jack W. Shoemaker ("Seller").

                                 R E C I T A L S
                                 - - - - - - - -

  WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Corporate Information Systems, Inc., an Illinois corporation ("CIS"); and

  WHEREAS, CIS is engaged in the business of selling and providing contract technical labor, payroll, and information technology services (the "Business"); and

  WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the issued and outstanding shares of stock of CIS, on the terms and conditions set forth herein;


                                 A G R E E M E N T
                                 - - - - - - - - -

  NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                 ARTICLE I

                                 PURCHASE AND SALE OF SHARES
                                 ---------------------------

   2.1    Purchase and Sale.  Subject to the terms and conditions set forth in
          -----------------
this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer and deliver to Buyer, all of the issued and outstanding shares of stock of CIS, consisting of 100 shares of common stock, no par value (the "Shares").

   2.2    Purchase Price.  Buyer shall pay to the Seller, in full payment for
          --------------
the Shares, an aggregate purchase price of $2,000,000 (the "Unadjusted Purchase Price") in immediately available funds. Subject to adjustment as set forth in
Section 1.3, the Unadjusted Purchase Price shall be payable as follows:

          (a)  $950,000 on the Closing Date (as defined in Section 7.1);
          (b) $250,000 one year from the date hereof, and an additional $100,000 sixty days following the end of the period defined as the one year period beginning on the first day of Buyer's September accounting period and ending one year following such date (the "Year 1 Period");
          (c) $250,000 two years from the date hereof, and an additional $100,000 sixty days following the end of the period defined as the one year period beginning at the end of the Year 1 Period and ending one year after the end of the Year 1 Period (the "Year 2 Period"); and
          (d) $250,000 three years from the date hereof, and an additional $100,000 sixty days following the end of the period defined as the one year period beginning at the end of the Year 2 Period and ending one year after the end of the Year 2 Period (the "Year 3 Period").

   1.3    Adjustments to Purchase Price.  The payments set forth in Section 1.2
          -----------------------------
shall be subject to the net worth adjustment set forth in paragraph (a), and the earnings adjustment set forth in paragraph (b).

         (a)   Net Worth Adjustment.
               --------------------

               The payment set forth in paragraph (a) of Section 1.2 shall be adjusted as follows: No later than forty-five (45) days after the Closing, Buyer shall prepare and deliver to Seller a balance sheet as of 12:01 a.m. on the Closing Date (the "Closing Date Balance Sheet"), setting forth the Net Worth of CIS (defined as assets minus liabilities of CIS, but excluding both Excluded Assets and Excluded Liabilities, as defined in Section 8.3) The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles. The parties agree that the Closing Date Balance Sheet shall be prepared using the same methodology as used in preparing the adjustments to generally accepted accounting principles as set forth in Schedule 2.6. To the extent the Net Worth shown on the Closing Date Balance Sheet is less than $500,000, the Seller shall pay to the Buyer the difference between such Net Worth and $500,000, in immediately available funds, within ten (10) days following final determination of such amount. In the event a dispute arises concerning the Closing Date Balance Sheet, Seller shall be required to pay the amount not in dispute but shall not be required to pay the amount in dispute under this paragraph (a) of Section 1.3 until 10 days after such dispute has been resolved as hereinafter provided.

         (b)   Earnings Adjustment.
               -------------------

               (i) The payment set forth in paragraph (b) of Section 1.2 shall be increased by 200% of any positive amount equal to the sum of: (x) CIS Operating Profits (as defined) earned during the Year 1 Period minus $500,000, up to $400,000, and (y) 12 1/2% of any positive amount equal to CIS Operating Profits earned during the Year 1 Period minus $900,000. The payment set forth in paragraph (b) of Section 1.2 shall be decreased by 200% of any negative amount equal to CIS Operating Profits earned during the Year 1 Period minus $500,000, provided, however, that no adjustment set forth in this paragraph (b)(i) of Section 1.3 shall result in a payment of less than $250,000. The resultant payment provided for in this clause (i) shall be referred to as the "Year 1 Period Adjusted Payment Amount".

               (ii) The payment set forth in paragraph (c) of Section 1.2 shall be increased by 100% of any positive amount equal to the sum of: (x) CIS Operating Profits earned during the Year 2 Period minus $500,000, up to $400,000, and (y) 25% of any positive amount equal to CIS Operating Profits earned during the Year 2 Period minus $900,000. The payment set forth in paragraph (c) of Section 1.2 shall be decreased by 100% of any negative amount equal to CIS Operating Profits earned during the Year 2 Period minus $500,000, provided, however, that no adjustment set forth in this paragraph (b)(ii) of
                    Section 1.3 shall result in a payment of less than $250,000. The resultant payment provided for in this clause (ii) shall be referred to as the "Year 2 Period Adjusted Payment Amount".

               (iii)The payment set forth in paragraph (d) of Section 1.2 shall be increased by 100% of any positive amount equal to the sum of: (x) CIS Operating Profits earned during the Year 3 Period minus $500,000, up to $400,000, and (y) 25% of any positive amount equal to CIS Operating Profits earned during the Year 3 Period minus $900,000. The payment set forth in paragraph (d) of Section 1.2 shall be decreased by 100% of any negative amount equal to CIS Operating Profits earned during the Year 3 Period minus

                    $500,000, provided, however, that no adjustment set forth in this paragraph (b)(iii) of Section 1.3 shall result in a payment of less than $250,000. The resultant payment provided for in this clause (iii) shall be referred to as the "Year 3 Period Adjusted Payment Amount".

               (iv) Buyer's obligation to pay $250,000 of the respective Year 1
                    Period Adjusted Payment Amount, Year 2 Period Adjusted Payment Amount, and Year 3 Period Adjusted Payment Amount shall be evidenced by a certain Promissory Note, dated the date hereof, in the original principal amount of $668,252.96 (the "Promissory Note") from Buyer as Maker to Seller as Payee.


               (v) Butler International, Inc., a Maryland corporation ("BI"), shall issue a certain guaranty (the "Guaranty")with respect to buyer's payment obligation set forth in Section 1.2 and in this paragraph (b) of Section 1.3.

               (vi) In the event a dispute arises concerning the Year 1 Period
                    Adjusted Payment Amount, the Year 2 Period Adjusted Payment Amount, or the Year 3 Period Adjusted Payment Amount, Buyer shall be required to pay the amount not in dispute but shall not be required to pay the amount in dispute under this paragraph (b) of Section 1.3 until 10 days after such dispute has been resolved as hereinafter provided.

               (vii)Definition of Operating Profits.
                    -------------------------------

                    For purposes of this Section 1.3, "CIS Operating Profits" shall mean all revenues earned from the Business (excluding the Business conducted in Arizona) before allocation of interest expense (except interest expense on receivables outstanding for more than 60 days), income taxes, and amortization of intangible assets, but after deduction of Operating Expenses (as defined below). Operating Profits shall be calculated on the accrual basis of accounting in accordance with generally accepted accounting principles.

                    The term "Operating Expenses" shall include the following:

                        (a) All direct expenses related to the operations of the
                    Business (excluding the Business conducted in Arizona) such as employee compensation, employee fringes, independent contractor cost, recruitment costs, office expense directly related to the Business, advertising, telephone, travel, postage, lease expense, and depreciation on tangible assets;

                        (b) Any direct expenses requested or agreed to by
                    Shoemaker, incurred by Buyer on behalf of the Business (excluding the Business conducted in Arizona), and

                        (c) Governmental penalties, litigation settlements,
                    workers' compensation, and other similar governmental costs and expenses (including reasonable attorney's fees) specific to the operation of the Business (excluding the Business conducted in Arizona).

                        General corporate allocations for corporate staff,
                    corporate advertising, payroll processing, accounting, legal or other corporate support functions will not be deducted as an expense in computing Operating Profits.

               (vi) Statements.  Within sixty (60) days after the end of the
                    ----------
                    Year 1 Period, the Year 2 Period, and the Year 3 Period, respectively, Buyer shall prepare and deliver to Seller an itemized statement of all income and expenses for such respective period, a computation of CIS Operating Profits for such respective period, and a disbursement of the actual payment due at that time.

          (c)  Resolution of Disputes.  In the event Seller is not satisfied
               ----------------------
               with the Closing Date Balance Sheet or any statement of CIS Operating Profits submitted by Buyer, Seller shall attempt in good faith to resolve any disputed item with Buyer. In the event the parties are irreconcilable, then Seller shall have the right to have its auditors make a special audit of the item or items in question. The Closing Date Balance Sheet or any statement of CIS Operating Profit which is not contested in writing to Buyer by Seller within 30 (thirty) days of the statement's receipt is deemed final and correct by Seller.

               If upon Seller's submission of audit results to Buyer, Buyer agrees (or in the event of arbitration under paragraph (d) below, the arbitrator finds) that additional monies are due Seller hereunder and said monies exceed

               $10,000, then Buyer will contribute the lesser of $2,500 or the actual costs of said audit to Seller.

          (d)  Arbitration of Disputes.  If a dispute arises out of this
               -----------------------
               Agreement as to the computation of the Closing Date Balance Sheet or any statement of CIS Operating Profit and the parties have not been successful in resolving such dispute through negotiation, the parties agree to resolve the dispute through arbitration, to be conducted in Illinois, by submitting the dispute to a sole arbitrator selected by the parties or, at any time at the option of a party, to arbitration by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the arbitrator and the fees of the AAA. The parties, or their representatives, other participants and the arbitrator shall hold the existence, content and result of the arbitration in confidence. The results of such arbitration shall be final and binding upon the parties and shall not be subject to judicial review.

          (e)  Further Adjustment.
               ------------------

               All amounts required to be paid pursuant to Section 1.2 are subject to further adjustment as provided in Section 6.4.

          (f) On the 120th day following the closing there shall be a determination of the amount received as of such date with respect to all accounts receivable existing as of the date of Closing ("Open Items"). Seller shall immediately pay Buyer the difference between such amounts. If proceeds are subsequently received with respect to such Open Items Buyer shall promptly, from time to time, pay such proceeds to Seller. During the 120 period, Buyer shall send Seller monthly statements of outstanding receivables to Seller.

    1.4   Stock Free of Liens.  The Shares to be transferred hereunder shall be
          -------------------
transferred free and clear of all liens, claims, encumbrances, restrictions or rights of others of every kind and description, including, without limitation, tax liens.

    1.5   Purchase price Allocation.  Ten Thousand and no/100 Dollars ($10,000)
          -------------------------
of the purchase price hereunder shall be allocated to Seller's covenant not to compete contained in Section 8.2 of this Agreement.


                                 ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

  In order to induce Buyer to enter into this Agreement, the Seller represents and warrants to the Buyer that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article
II).

  2.3   Authority Relative to this Agreement.  The Seller has the full power and
        ------------------------------------
authority to execute, deliver and perform this Agreement and any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. The obligations imposed on Seller by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Seller, enforceable against him in accordance with their respective terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  2.4  Compliance of Transaction With Laws and Other Instruments.  Except as set
       ---------------------------------------------------------
forth in Section 2.2 of the disclosure schedules attached hereto (the "Disclosure Schedules"), the execution, delivery and performance by Seller and CIS of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Seller and CIS (i) do not require on behalf of Seller or CIS any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not conflict with or constitute a breach or violation of the charter or bylaws of CIS; (iii) will not result in a violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which Seller or CIS is subject; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Seller or CIS is a party or to which any of his or its assets are subject.

  2.5  Shares.  The Seller holds of record and owns beneficially the number of
       ------
Shares set forth in Section 1.1, free and clear of any restrictions on transfer (other than any restrictions under federal or state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of CIS (other than this Agreement). The

Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of CIS.

  2.6  Organization and Qualification.  CIS is a corporation duly organized,
       ------------------------------
validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct the Business in the manner and in the places where such assets and properties are owned, leased or operated or the Business is conducted by it. CIS has no subsidiaries and does not own, directly or indirectly, any equity investment in any corporation, partnership, joint venture or other business entity. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of CIS (as amended to date). The minute book (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors) is correct and complete as to the subject matter contained therein. The stock certificate book and the stock record book of CIS are correct and complete. CIS is not in default under or in violation of any provision of its charter or bylaws.

  2.7  Capitalization.  The entire authorized capital stock of CIS consists of
       --------------
1,000 shares of common stock, no par value ("Common Shares"), of which 100 Common Shares are issued and outstanding . All of the issued and outstanding Common Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller as set forth in Section 1.1.
                                                                    -----------
There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require CIS to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CIS. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of CIS. No debt instrument issued by CIS has or could have voting rights.

  2.8  Financial Statements.  Section 2.6 of the Disclosure Schedules contains
       --------------------
true and complete copies of CIS's financial statements and the notes thereto for the year ended February 28, 1997 (the "Financial Statements") which have been compiled by Business Advisory Ltd. of Crystal Lake, Illinois. Except as set forth in the Disclosure Schedules, the Financial Statements (i) have been prepared in accordance with generally accepted accounting principles on a consistent basis and (ii) fairly present in all material respects, based on the accounting methods used by CIS, the financial position and results of operation of CIS as of the indicated dates and for the period indicated therein.

  2.7  Title to Properties; Liens; Condition of Properties.  CIS has good and
       ---------------------------------------------------
marketable title to or a valid leasehold in, the properties and assets used by it, located on its premises, or shown in the Financial Statements or acquired after the date thereof (the "Assets", which shall exclude the "Excluded Assets" as defined in Section 8.3). Except as noted in Section 2.7 of the Disclosure Schedules, none of such assets are subject to any mortgage, pledge, lien, conditional sale agreement, security interest, encumbrance, title defect or other charge, except for liens for taxes not yet due and payable. Section 2.7 of the Disclosure Schedules sets forth the addresses or locations of all facilities (whether leased or owned) of CIS and the addresses or locations of all places where CIS operates the Business.

  2.8  No Undisclosed Liabilities.  There are no  obligations, debts or
       --------------------------
liabilities ("Liabilities") of any nature of CIS which should be properly included under its Financial Statements, which are not otherwise included therein. CIS has not incurred any Liabilities since February 28, 1997, except for those Liabilities incurred in the ordinary course of CIS's business. CIS is not directly or indirectly (i) liable, by guaranty, surety or otherwise, upon or with respect to, or (ii) obligated in any way to provide funds in respect of, or
(iii) obligated to guaranty or assume any debt, dividend or other obligation of any person, corporation, association, partnership or other entity.

  2.9  Tax Matters.  Except as set forth on Schedule 2.9 of the Disclosure
       -----------
Schedules, CIS has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment or otherwise) ("tax returns") required to be filed; (ii) all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property, employment or otherwise) ("taxes") which are due, pursuant to such returns, or claimed to be due by any taxing authority, or otherwise due and owing, and any penalties or other charges due with respect to the late filing of any such return have been fully paid, and shall be fully paid at the time of closing; (iii) each such tax return heretofore filed by CIS correctly and accurately reflects the amount of its tax liability thereunder; (iv) CIS currently is not the beneficiary of any extension of time within which to file any tax return; (v) no claim has ever been made by an authority in a jurisdiction where CIS does not file tax returns that it is or may be subject to taxation by that jurisdiction; (vi) there are no security interests, mortgages, pledges, encumbrances, charges or other liens on any of the assets of CIS that arose in connection with any failure (or alleged failure) to pay any tax; (vii) CIS has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and all such taxes shall be withheld or paid by Closing ; (viii) Seller does not expect any authority to assess any additional taxes for any period for which tax returns have been filed; (ix) There is no dispute or claim concerning any tax liability of CIS claimed or raised by any authority or as to which Seller has knowledge based upon personal contact with any agent of such authority.

  2.10  Absence of Certain Changes.  Since February 28, 1997, there has not been
        --------------------------
except as otherwise herein provided:

        (a) any material adverse change in the financial condition, properties, assets, liabilities, personnel or operations of the Business or of CIS;

          (b) any obligation or liability incurred by CIS, other than obligations and liabilities incurred in the ordinary course of business;

          (c) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the services, properties or assets of the Business, except in the ordinary course of business;

          (d) any damage, destruction or loss, whether or not covered by insurance, affecting the Business, except for lightning damage to the computer equipment and other office equipment owned by CIS in the amount of approximately $2,200;

          (e) any loss or threatened loss of any permit, license, qualification or certificate of authority held or enjoyed by CIS ;

          (f) any pending or threatened labor disputes or strikes, labor union organizational activity, claim or threatened claim of unfair labor practices, or any adverse change in relations with CIS's employees generally;

          (g) any action taken by CIS outside of the ordinary course of business;

          (h) any written notice of termination of, or default under, any contract,except for those contract which have terminated in due course;

          (i) any loan or advance to, receivable from, or any investment in any person, firm or corporation, except for normal business advances to employees consistent with past practice;

          (j) any increase in the compensation payable or to become payable to any of its officers or employees (other than non-material increases in the ordinary course of business) and there has been no establishment, adoption, entering into, or making or any new grants or awards under, acceleration of payment or vesting, any obligation to grant any awards under, or any amendment to any collective bargaining, bonus, profit sharing, thrift, compensation, stock option or other equity, pension, retirement, incentive or deferred compensation, employment, retention, termination, severance, health, life or other welfare, fringe, Employee Benefit Plan, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, or any granting or paying of any benefit not required by any existing CIS Benefit Plan or other plan or arrangement.

          (k) any commitment for any addition to property, plant or equipment not in the ordinary course of business;

          (l) any payment, loan or advance of any amount to, or sale, transfer or lease of Assets to, or any agreements or arrangements with, any of CIS's officers, directors or any other persons or entities which, directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with CIS or Shoemaker ("Affiliate"), except for compensation to officers permitted by subparagraph (j) above;

          (m) any charitable or other capital contribution, except for those capital contributions necessary to pay off certain of the Excluded Liabilities;

          (n)  except as provided with respect to the transaction set forth in
               Section 4.9 and 4.10, any declaration, set aside or payment of any dividend, any distribution with respect to its capital stock, or any redemption, repurchase, or other acquisition of any of its capital stock;

          (o) any failure to pay current liabilities, including accounts payable and accrued expenses in the ordinary course of business and otherwise in accordance with their terms; or

          (p) any agreement or understanding by CIS to do any of the foregoing.

  2.11  Patents, Trademarks, Trade Names and Similar Rights.  CIS owns no
        ---------------------------------------------------
trademarks, logos, service marks, trade names, copyrights or other similar proprietary rights (the "Intangibles") used in the Business, has no obligation to any third party with respect thereto, and has not sold, licensed, sublicensed or otherwise granted to any third party the right to use any Intangibles.

  2.12  Trade Secrets and Customer Lists.   To the best of Seller's knowledge,
        --------------------------------
CIS has the right to use, without liability to others, all trade secrets and customer lists, if any, required and used in the Business within the last five years and has not disclosed, sold, licensed, sublicensed or otherwise granted to any third party the right to use such trade secrets and information. To the best of Seller's knowledge, CIS is not using or in any way making use of any confidential information or trade secrets of any third party, including, without limitation, a former employer of any present or past employee of CIS.

  2.13  Lease Agreements; Client Agreements.  With respect to the Lease
        -----------------------------------
Agreements and Client Agreements set forth in Schedule 2.13 of the Disclosure
Schedules: (i) all such agreements are legal, valid, binding, enforceable, in full force and effect, and subject to customer consent, are fully transferable to Buyer subject to no governmental or regulatory requirement or impediment; (ii) all such agreements will be legal, valid, binding and enforceable and in full force and effect on the same terms and conditions on the Closing; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under said agreements; (iv) no party has repudiated any provision of said agreements; (v) the list of Client Agreements set forth in Section 2.13 of the Disclosure Schedules is a complete and accurate list of all agreements between CIS and its customers; (vi) Seller knows of no set of facts, and has not received any notice or information from any of the listed customers indicating an intention to decrease the number of employees placed with CIS's customers ("Field Personnel"), or to decrease the quantity of services CIS provides to any such customer, or to reduce the rates at which CIS is being compensated for any and all services provided by CIS including without limitation the placement of any Field Personnel with said customers (except with respect to Allstate as hereinafter provided), and no illegal or other payment or consideration has been given by CIS to secure or maintain any business with its customers; and (vii) none of such Client Agreement were awarded or are in any way based upon or related to the status of CIS or its principals as a socially and economically disadvantaged small business enterprise, women-owned business and/or small business enterprise, minority business enterprise or individual. Notwithstanding the foregoing representations in this paragraph 2.13, Seller specifically represents that Allstate has advised CIS that CIS is no longer a "preferred vendor" of Allstate, and accordingly, Seller's representations with respect to Allstate are limited consistent with this notification and change in status. Seller represents, however, that it is still undertaking work with Allstate, has received no notice of termination from Allstate, and expects to continue to be able to perform services for, and place personnel with, Allstate.

    2.14  Employee Agreements and Plans.
          -----------------------------

          (a) Except as set forth in Section 2.14 of the Disclosure Schedules, CIS nor any ERISA Affiliate presently maintains, contributes to, or has (or may have) any liability under any Employee Benefit Plan with respect to employees (including both Field Personnel and all other employees other than Field Personnel, hereinafter referred to as "Administrative Employees"), former employees, directors or independent contractors of CIS or their dependents or beneficiaries. For purposes of this Section 2.14 and the
               Agreement:

               (i) "CIS Benefit Plans" mean the plans, programs and arrangements set forth in Section 2.14 of the Disclosure Schedules;

               (ii) "Employee Benefit Plan" means (a) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, group health, medical expense reimbursement, dependent care, legal services, flexible benefits or cafeteria, stock option, stock purchase, stock appreciation rights, phantom stock, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, leave of absence, layoff, life insurance, accident, disability, workers' compensation, welfare or other employee benefit or fringe benefit plan, program, arrangement practice or policy which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, whether written or unwritten; and

               (iii)"ERISA Affiliate" means each person (as defined in Section
                    3(9) of ERISA) that, together with CIS (or any person whose liabilities CIS has assumed or is otherwise subject to, whether directly or indirectly, including as a result of indemnification) would be or has been treated as a single employer under Section 4001(b) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended ("Code").

               Except with respect to CIS Benefit Plans, CIS does not have (nor may have) any liability under any Employee Benefit Plan which an ERISA Affiliate presently maintains, contributes to or has (or may have) liability under.

          (b) With respect to all employees and former employees of CIS, CIS nor any ERISA Affiliate presently maintains, contributes to or has or may have any liability under any funded or unfunded medical, health or life insurance plan or arrangement or other employee welfare benefit plan as defined in Section 3(1) of ERISA for present or future retirees or present or future terminated employees, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or state continuation coverage laws.

          (c) Favorable determination letters have been received from the Internal Revenue Service with respect to each CIS Benefit Plan which is intended to comply with the provisions of Section 401(a) of the Code, evidencing compliance with the relevant provisions of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity Act of 1984, the Tax Reform Act of 1986 and other applicable laws and governmental regulations for which amendment is required by the Closing. Each such CIS Benefit Plan complies in form and in operation with the requirements of the Code and meets the requirements of a "qualified plan" under Section 401(a) of the Code and each related trust is exempt from federal income tax under Code
               Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such CIS Benefit Plan or trust.

          (d) CIS, the ERISA Affiliates and all of their respective directors, officers, employees and any other "fiduciary" (as such term is defined in Section 3(21) of ERISA) have complied with and performed all of their contractual obligations and all obligations under the Code, ERISA and all applicable federal, state and local laws, rules and regulations (domestic and foreign) required to be performed by them under or with respect to all of the CIS Benefit Plans and any related agreements and there has been no "prohibited transaction" as defined by Section 4975 of the Code or Section 406 of ERISA with respect to any CIS Benefit Plan. Any bonding required by ERISA with respect to the CIS Benefit Plans has been obtained and is in full force and effect.

          (e) No CIS Benefit Plan has any unfunded liability and all accruals with respect to the CIS Benefit Plans have been made. No CIS Benefit Plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. All applicable contributions and premium payments for all periods ending prior to the Closing (including periods from the first day of the then current plan year to the Closing) shall be made prior to the Closing Date in accordance with past practice. No event has occurred or circumstance exists that could result in a material increase in premium costs of the CIS Benefit Plans that are insured or a material increase in the benefit costs of such CIS Benefit Plans that are self-insured.

          (f) CIS nor any ERISA Affiliate maintains, contributes to or has or may have any liability (including current or potential withdrawal liability) with respect to any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA.

          (g) CIS nor any ERISA Affiliate has maintained an "employee pension benefit plan", as such term is defined in Section 3(2) of ERISA, that has been the subject of a "reportable event", as such term is defined in Section 4043 of ERISA, as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"), or any event requiring disclosure under
               Section 4063(a) of ERISA. CIS nor any ERISA Affiliate has incurred any outstanding liability under Section 4062 of ERISA to the

               PBGC or engaged in any transaction described in Section 4069 of ERISA and all premiums or other amounts due and payable to the PBGC have been paid. CIS nor any ERISA Affiliate has terminated any employee pension benefit plan subject to Title IV of ERISA and no proceeding by the PBGC to terminated any employee pension benefit plan pursuant to Title IV of ERISA has ever been instituted or threatened, no notice of any such termination has been received and no condition exists which presents a material risk of termination of a CIS Benefit Plan.

          (h) There is no pending, threatened or anticipated legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim against or involving any CIS Benefit Plan maintained by CIS or any ERISA Affiliate (other than routine claims for benefits) or the assets of any such CIS Benefit Plan and to the best of Seller's knowledge and belief there is no basis for or any facts which could give rise to any such legal action, proceeding, investigation, dispute, grievance, charge, complaint, restraining or injunctive order or claim. No CIS Benefit Plan is presently under audit or examination (nor has notice been received of a potential audit) by the Internal Revenue Service, Department of Labor or the PBGC, nor are there any matters pending with respect to any CIS Benefit Plan with the Internal Revenue Service under its Voluntary Compliance Resolution program, its Closing Agreement Program or similar programs.

          (i) There has been no act or acts which would result in a disallowance of a deduction or the imposition of a tax pursuant to Code Section 4980B or any predecessor provision of the Code, or any related regulations. No event has occurred with respect to which CIS or any of its affiliates could be liable for a tax imposed by any of Code Sections 4972, 4976, 4977, 4979 or 4980, or for a civil penalty under Section 502(c) of ERISA.

          (j) With respect to each of the CIS Benefit Plans, to the extent applicable, CIS has delivered to Buyer true and complete copies of: (i) the plan documents (or, if there is none, a written summary of the plan's terms and conditions), including any amendments, related trust agreements, insurance contracts and other funding arrangements; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the three most recent IRS Form 5500 annual reports, including all schedules and attachments thereto; (iv) the three most recent actuarial valuations; (v) the most recent financial statement;
               (vi) all correspondence with the Internal Revenue Service, the Department of Labor and the PBGC with respect to the past three plan years, other than IRS Form 5500 filings and

               PBGC premium payments; and (vii) the most recent summary plan description and any summaries of material modifications not reflected therein (or other summaries and descriptions furnished to participants and beneficiaries, if a summary plan description is not required). Each CIS Benefit Plan can be unilaterally amended, terminated or otherwise discontinued, in whole or part, by CIS at any time without liability to CIS. CIS nor any ERISA Affiliate has any formal plan or commitment, or has communicated to any current or former employee any intention, whether legally binding or not, to increase any benefits or create new benefits under any CIS Benefit Plan or to create any additional Employee Benefit Plan. CIS nor any ERISA Affiliate maintains or contributes to a trust, organization or association described in any of Sections 501(c)(9), 501 (c)(17) or 501 (c)(20) of the
               Code.

          (k) CIS nor any of its affiliates is a party to any employment agreement, whether written or oral, or agreement with change in control or similar provisions, or collective bargaining agreement or contract with any labor union relating to any employees or former employees of CIS. Except as set forth in Section 2.14 of the Disclosure Schedules, the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any individual nor result in the imposition of any federal excise tax with respect to any CIS Benefit Plan. All contributions and payments made or accrued with respect to all CIS Benefit Plans are deductible currently under Code Section 162 or 404 and no amount payable to an employee or former employee of CIS will be an "excess parachute payment" which is non-deductible or subject to tax under Section 280G or 4999 of the Code. CIS nor any of its affiliates has currently outstanding any loan or loans to any current or former employees of CIS, nor have CIS or any of its affiliates guaranteed such loans, except for a loan from the Corporate Information Systems, Inc. 401(k) Salary Reduction Plan (the "CIS 401(k) Plan") to Anthony Bertronski, in the amount of $_________, which loan is currently outstanding.

          (l) Section 2.14 of the Disclosure Schedules sets forth, with respect to each employee employed by CIS, his or her name, position, salary or hourly wage, his or her date of employment and any applicable significant employee benefits or entitlements not available generally to CIS's employees.

          (m) CIS has complied with all applicable laws relating to the employment of labor, including without limitation those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes, provided, however, that with respect to overtime pay, Seller represents only that CIS's current practices are in compliance with applicable laws.

          (n) CIS is not a party to any contract with any labor organization, nor has CIS agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any Employees. CIS has not experienced any strikes, work stoppages, significant grievance proceedings or claims of unfair labor practices filed or, to Seller's knowledge, threatened to be filed with respect to the operation of the Business.

  2.15  Litigation, Proceedings, Etc.  Except for matters described in Section
        ----------------------------
2.15 of the Disclosure Schedules, (i) there is no pending claim, action, litigation, suit or proceeding against, or investigation of, CIS; (ii) CIS has not received any notice of any claim, action, litigation, suit or proceeding against it or investigation of it, and no such claim, action, suit, proceeding or investigation is pending or, to Seller's knowledge, threatened against CIS, and there are, to the best of Seller's knowledge and belief, no facts existing which would be a proper basis for any such claim, action, litigation, suit proceeding or investigation; and (iii) there are no outstanding court, arbitration or agency orders, decrees or stipulations to which CIS is a party or which are directed to CIS.

  2.16  Compliance with Law and Other Instruments; Permits.  CIS is in full
        --------------------------------------------------
compliance and is not in violation of, or default under: (i) any term or provision of its charter or by-laws; (ii) any term or provision of any financial covenant or any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party, or by which it or any of its properties or business is or may be bound or affected, or (iii) any existing applicable law (including, without limitation, the Fair Labor Standards Act and all other federal and state wage and hour laws), rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business; CIS owns, possesses, or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own, operate or lease, as the case may be, its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are in good standing, and there are no proceedings pending or, to the best knowledge of Seller, threatened, or any basis therefore existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals, or consents or authorizations, or related to the breach or failure to comply with any law, rule, regulation, judgment or decree.

  2.17  Transactions with Affiliates.  Except as provided with respect to the
        ----------------------------
transaction set forth in Section 4.9 and 4.10, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding or other arrangement of any kind whatsoever entered into by CIS with Seller or any of its other stockholders, officers or directors or any Affiliate of any of them. At Closing, Seller and CIS shall cancel all arrangements with any Affiliate, without any liability to CIS or Buyer.

  2.18  Insurance.  Set forth in Schedule 2.18 of the Disclosure Schedules is a
        ---------
list of insurance in force with respect to the Business, which list is true, complete and accurate in all material respects. CIS has paid all premiums due under such policies and such policies are each outstanding and in full force and effect on the date hereof. CIS will continue to maintain said insurance in effect until and including the Closing Date. No insurance carrier has refused any application for insurance by CIS.

  2.19  Books and Records.  All books and records pertaining to the Business
        -----------------
have been, or prior to the Closing shall have been, made available for review by Buyer and its representatives and, to the extent supplied or made available by Seller or his agents (excluding document prepared by Benchmark Equity Group and/or David Skala), are correct and complete in all material respects consistent with past business practices of CIS, and fairly reflect the basis for the financial condition and results of operations of CIS based on the accounting methods used by CIS.

  2.20  Powers of Attorney; Bank Accounts.  There are no outstanding powers of
        ---------------------------------
attorney executed on behalf of CIS. Set forth in Schedule 2.20 of the Disclosure Schedules is an accurate and complete list of the name and address of each bank or other institution where CIS has an account or safe deposit box, the number of such account, and the names of all persons authorized to draw thereon or have access thereto.

  2.21  Minority-Owned Enterprise, etc.    CIS is not doing business as a
        ------------------------------
socially and economically disadvantaged small business enterprise, minority owned enterprise, or women owned business, nor has it filed any applications or documents to qualify as an economically disadvantaged small business enterprise, minority owned enterprise, or women owned business. CIS has not received a preference, preferred status, contract and/or award based upon in whole or in part CIS doing business as a socially and economically disadvantaged small business enterprise, women-owned business and/or small business enterprise, minority business enterprise or individual.

  2.22  Minimum Work Hours; Independent Contractor Status; Visas.  CIS has not
        --------------------------------------------------------
entered into any employment agreement and/or arrangement with non-exempt personnel guaranteeing a minimum number of work hours during a predetermined time period. All Field Personnel who are classified as "independent contractors" with respect to the business for which they perform services are, to the best of Seller's knowledge and belief, correctly classified as such in accordance with all applicable law. All Field Personnel who are non-U.S. citizens have visas which are valid, legal, and current.

  2.23  Employment Eligibility Verification Forms.  The information on, and the
        -----------------------------------------
contents of all Employment Eligibility Verification Forms (Form I-9) is, to the best of Seller's knowledge and belief, true and accurate.

  2.24  Broker's Fees.  Neither CIS nor Seller has any obligation or liability
        -------------
to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except an obligation to pay a commission to Benchmark Equity Group. Seller shall pay such commission at Closing without any liability to CIS or Buyer.

  2.25  Disclosure.  The statements contained in this Agreement, and in any
        ----------
written documents or Schedules attached hereto prepared and delivered by or on behalf of CIS pursuant to the terms hereof are (except for documents prepared by Benchmark Equity Group and/or David Skala) true and correct in all material respects, and such statements, documents or Schedules do not omit any material fact required by the terms hereof or thereof to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. There is no fact known to CIS which would have a material adverse effect on the Business, other than those which have been set forth in this Agreement or in the Disclosure Schedules attached hereto.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

  In order to induce Seller to enter into this Agreement, the Buyer represents and warrants to the Seller that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement through this Article III).

  2.9  Authority Relative to this Agreement.  The Buyer has the full corporate
       ------------------------------------
power and authority, and has taken all necessary and proper action, corporate and otherwise, to execute, deliver and perform this Agreement and any other agreement or document contemplated hereby, and to consummate the transactions contemplated hereby or thereby. All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement and any other agreement or document contemplated hereby, and the consummation of the transactions contemplated hereby or thereby, has been taken. The obligations imposed on Buyer by this Agreement, or by any agreement or document contemplated hereby, constitute the valid and binding obligations and agreements of Buyer, enforceable against it in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  2.10    Compliance of Transaction with Laws and Other Instruments.  The
          ---------------------------------------------------------
execution, delivery and performance by Buyer of this Agreement and any agreement or document contemplated hereby, and the performance and consummation of the transactions contemplated hereby or thereby by Buyer (i) do not require on behalf of Buyer any approval, consent or waiver of, or filing with, any governmental agency, court or other authority which has not been obtained and which is not in full force and effect as of the date hereof; (ii) will not result in a violation of any law, regulation, judgment, writ, injunction, order or decree of any court or governmental or regulatory authority (federal, local or otherwise) to which Buyer is subject; (iii) will not conflict with or constitute a breach or violation of the charter or bylaws of Buyer; and (iv) will not require the approval, consent or waiver of, or filing with any party to, violate or conflict with or result in a breach of, or constitute a default or acceleration of or give rise to a right of termination (or an event which with notice or lapse of time or both would become a default) under, any provision of any contract, indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or to which any of its assets are subject.

  2.11  Organization and Qualification.  Buyer is a corporation duly organized,
        ------------------------------
validly existing and in good standing under the laws of its state of incorporation.

  2.12  Consents.  Buyer is not subject to any law, ordinance, regulation, rule,
        --------
order, judgment, injunction, decree, contract, commitment, lease, agreement, instrument or other restriction of any kind, which by its provisions would prevent the consummation of this Agreement or any of the transactions contemplated hereby, without the consent, filing with or notification of any third party which has not already been obtained or made or will not be obtained prior to the Closing.

  2.13  Broker's Fees.  Buyer has no liability or obligation to pay any fees or
        -------------
commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

  3.6  Securities Law.  Buyer is purchasing the Shares for its own account for
       --------------
investment and not with a view for resale or distribution thereof; and Buyer will not sell, transfer or otherwise dispose of the Shares in violation of any applicable Federal or state securities laws or any rules or regulations promulgated thereunder or in such a manner as to cause the sale of their Shares by Seller pursuant to this Agreement to be in violation of any applicable Federal or state securities laws or any rules or regulations promulgated thereunder.

  3.7  Waiver by Buyer.  Buyer acknowledges that Benchmark Equity Group of
       ---------------
Houston, Texas ("Benchmark") by and through Mr. David Skala ("Skala") has assisted in connection with the sale of Shares by the Seller. Buyer further acknowledges that, although unknown by Seller until recently, neither Benchmark or Skala are registered as brokers, dealers, agents or sales persons under Federal or state securities laws. Specifically in view of the foregoing, Buyer hereby waives any and all rights or remedies, if any, it may now or hereafter have against the Seller, including but not limited to any post-closing right of rescission, arising by reason of or in any way related to the fact that Benchmark and/or Skala are not registered as brokers, dealers, agents or sales persons under Federal or state securities laws.


                                  ARTICLE IV

                         BUYER'S CONDITIONS TO CLOSING
                         -----------------------------

  The obligations of Buyer to purchase the Shares and to consummate the transactions contemplated hereby, are subject to the fulfillment in all material respects on or prior to the Closing Date of each of the following conditions:

  2.14  Representations and Warranties.  The representations and warranties made
        ------------------------------
by Seller in Article II hereof shall be true and correct when made, and shall be
             ----------
true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date.

  2.15  Performance.  All covenants, agreements and conditions contained in this
        -----------
Agreement to be performed or complied with by Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

  2.16  Closing Deliveries.  Buyer shall have received all documents and
        ------------------
instruments required pursuant to Section 7.2 hereof.
                                 -----------

  2.17  Absence of Litigation.  No action, claim suit or proceeding before any
        ---------------------
court or any governmental body or authority shall be pending against either Seller, CIS or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by, this Agreement, and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.

  2.18  Absence of Certain Changes.  There shall not have occurred prior to the
        --------------------------
Closing Date (a) any material adverse change in the Business or CIS, or any event or condition which, with the passage of time or the filing of notice, may cause or create any such material adverse change, or (b) the legal inability of Seller to convey, assign and transfer to Buyer the Business, or to convey, assign and transfer to Buyer the Shares.

  2.19  Further Assurances.  All actions to be taken by the Seller in connection
        ------------------
with consummation of the transactions contemplated hereby and all certificates, opinion, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer. The Buyer may waive any condition specified in this Article IV if it executes a writing so stating at or prior to the Closing Date.

  4.7  Certificates.  CIS shall deliver to Buyer, from or with respect to the
       ------------
state of Arizona, a good standing certificate, a broad form general liability certificate, and a workmen's compensation certificate, and from or with respect to the State of Illinois, a good standing certificate, a broad form general liability certificate, a letter of clearance from the Illinois Department of Employment Security, a workmen's compensation certificate, and a tax clearance certificate.

  4.8  Field Employees.  At Closing the number of full time Field Personnel that
       ---------------
will be billed by Buyer must equal or exceed 48 (excluding Field Personnel employed at the Phoenix location).

  4.9  Excluded Liabilities.  Seller shall have provided Buyer with evidence of
       --------------------
payment or satisfaction of all Excluded Liabilities.

4.10  Excluded Assets.  Seller shall have provided Buyer with evidence of
      ---------------
transfer of all Excluded Assets out of CIS.

  4.11  401(k) Plans. Prior to closing, Seller shall have taken or have caused
        ------------
to be taken all steps necessary to terminate the CIS 401(k) Plan, including:

          (i) causing the board of directors of CIS to adopt a resolution terminating the CIS 401(k) Plan and forwarding a copy of the same to Lincoln National Life Insurance Co., a unit of Lincoln National Corporation ("Lincoln National");

          (ii) causing the appropriate officer of CIS to execute any documentation necessary to terminate the CIS 401(k) Plan; and

          (iii)giving any required notice of termination of the CIS 401(k) Plan to (or obtaining legally effective waivers of receipt of such advance notice or any other required notice of the termination of the CIS 401(k) Plan from):

               (a)  The Plan Administrator;

               (b)  The Plan Trustee; and
               (c)  The Plan Insurers.

  4.12  Post-Closing Procedures Regarding CIS 401(k) Plan.  Pursuant to
        -------------------------------------------------
Paragraph 4.11, Seller has caused the CIS 401(k) Plan to have been terminated effective as of August 8, 1997. The Seller and Buyer do hereby agree that the following provisions shall be applicable to the CIS 401(k) Plan subsequent to the Closing Date:

          (a) Buyer shall within one hundred twenty (120) days after the Closing Date, cause to be filed with the Internal Revenue Service an application seeking a favorable determination relative to the termination of the Plan and distribution of its assets. Seller and Buyer shall cooperate in the preparation of such an application and Buyer agrees to keep Seller informed regarding the status of the application and its processing.

          (b) If Buyer shall receive a favorable determination letter with respect to the termination of the CIS 401(k) Plan and distribution of its assets, the Buyer shall, as soon as reasonably practical after the receipt of such determination letter, cause the assets of the CIS 401(k) Plan to be distributed to the plan participants in accordance with the provisions of the plan and applicable law.

          (c) If Buyer shall be unable to receive a favorable determination letter from the Internal Revenue Service relative to the termination of the CIS 401(k) Plan and distribution of its assets, then within one hundred twenty (120) days after the Internal Revenue Service notifies Buyer that it is unwilling to issue such a favorable determination letter, Buyer must implement one of the two following procedures relative to the plan:

               (i) Merge the CIS 401(k) Plan into a qualified employee benefit plan of Buyer all in accordance with the requirements of each plan and applicable law; or

               (ii) Maintain the CIS 401(k) Plan as a "frozen plan and wasting trust" designating Seller as one of the Plan trustees. If the CIS 401(k) Plan is to be maintained as a frozen plan, Buyer shall consult with Seller regarding the administration of the plan and any amendments thereto.


                                 ARTICLE V

                        SELLER'S CONDITIONS TO CLOSING
                        ------------------------------

  The obligations of Seller to sell the Shares at the Closing, and the obligation of Seller to consummate the transactions contemplated hereby are subject to the fulfillment in all material respects on or prior to the Closing of each of the following conditions:

  2.20  Representations and Warranties.  The representations and warranties made
        ------------------------------
by Buyer in Article III hereof shall be true and correct when made, and shall be
            -----------
true and correct in all material respects on the Closing with the same force and effect as if they had been made on and as of the Closing, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date.

  2.21  Performance.  All covenants, agreements and conditions contained in this
        -----------
Agreement to be performed or complied with by Buyer on or prior to the Closing shall have been performed or complied with in all material respects.

  2.22  Closing Deliveries.  Seller shall have received all documents and
        ------------------
instruments required pursuant to Section 7.2 hereof.
                                 -----------

  2.23  Absence of Litigation.  No action, claim, suit or proceeding before any
        ---------------------
court or any governmental body or authority shall be pending against either Seller, CIS, or Buyer which seeks to impose substantial damages in connection with, or to restrain or invalidate the transactions contemplated by this Agreement and no preliminary or permanent injunction or order that would prohibit or restrain such transactions shall be in effect.

  2.24  Further Assurances.  All actions to be taken by the Buyer in connection
        ------------------
with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller. The Seller may waive any condition specified in this Article V if it
                                                              ---------
executes a writing so stating at or prior to the Closing.

                                 ARTICLE VI

                              FURTHER AGREEMENTS
                              ------------------

  2.25  Expenses.  Seller shall pay its costs incurred in connection with the
        --------
preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of the attorneys and accountants of Seller. Buyer shall pay its costs incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the fees of its attorneys and accountants.

  2.26  News Releases.  Except as required by law, Seller shall not issue any
        -------------
news release or other public announcement concerning this Agreement prior to the Closing. Seller will cooperate with Buyer in Buyer's preparation and issuance of any press release regarding the transaction contemplated hereby .

  2.27  Survival of Representations.  The representations and warranties
        ---------------------------
contained herein are and will be deemed and construed to be continuing representations and warranties and will survive the Closing and (other than the representations and warranties set forth in Section 2.9 above and other than fraudulent misrepresentations made by Seller) continue in full force and effect for a period of three years thereafter. The representations and warranties set forth in Section 2.9 above and all fraudulent misrepresentations made by Seller shall continue in full force and effect at all times thereafter.

  2.28  Indemnification.
        ---------------

        (a) From and after the Closing, Seller shall defend, indemnify and hold harmless Buyer from and against any and all claims, actions, causes of action, lawsuits, losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses, of whatever nature, kind or description incurred by Buyer to the extent not covered by relevant insurance coverages of CIS or Buyer then in effect or required to be in effect hereunder (it being agreed that (i) insurance claims which are denied after a good faith pursuit of recovery by Buyer, or (ii) that portion of a covered claim which is in excess of coverage limits, shall be deemed "not covered" for purposes hereof) (collectively, "Damages") that arise out of or relate to:

             (i) a breach of the representations, warranties, covenants and agreements given or made by Seller in this Agreement, any of the Disclosure Schedules or under or pursuant to any document, certificate, schedule or instrument delivered by or on behalf of Seller in connection herewith;

             (ii) all matters arising solely out of or solely in connection with the operation of the Business or of CIS on or before the Closing;

             (iii) the matter referred to in Schedule 2.15 of the Disclosure Schedules; and

             (iv)   all Excluded Liabilities and Excluded Assets (as defined in
                    Section 8.3).

        (b) From and after the Closing Date, Buyer shall defend, indemnify and hold harmless Seller from and against any and all Damages incurred by Seller arising out of or relate to a breach of the representations, warranties, covenants and agreements given or made by Buyer in this Agreement, any of the Disclosure Schedules, or under or pursuant to any document, certificate, schedule or instrument delivered by or on behalf of Buyer in connection herewith; and

             (ii) all matters arising solely out of or solely in connection with the operation of the Business from and after the Closing unless arising out of

                    1) Seller's breach of any provision of Buyer's employment agreement with Seller.

                    2)  Seller's breach of fiduciary duty to Buyer.

                    3) Any intentional act of dishonesty, illegality or falsification of reports, records or information submitted to Buyer by Seller.

        (c) Any out-of-pocket expenditures actually paid by Buyer pursuant to the provisions contained in this Article VI as a result of a liability to, claim against or obligation of Buyer (collectively a "Claim"), along with court costs and attorneys fees and expenses arising as a result of such liability, claim or obligation, may (in lieu of seeking any indemnification of such set-off amount to which Buyer is entitled pursuant to Section 6.5 hereunder) be set-off against amounts due Seller pursuant to this Agreement and the Promissory Note of Buyer executed in connection herewith. Notwithstanding the preceding sentence, prior to paying any of the aforesaid out-of-pocket expenditures Buyer shall give written notice to Seller of the Claim and Seller shall have the opportunity, for a thirty (30) day period commencing on the receipt of said notice, to cure such Claim. If Seller has failed to cure such Claim within the said thirty (30) day period, Buyer shall be entitled to pay such claim directly and assert its set-off rights under this Paragraph 6.4(c).

        (d) Buyer hereby releases Seller from any and all liability or responsibility from any of the indemnification obligations set forth in this Paragraph 6.4 which are covered by or which are required under this Agreement to be covered by, valid and collectible insurance coverage, to the extent of the proceeds collected.

  2.29  Procedures; Third Party Claims.  If a claim to which the indemnification
        ------------------------------
provisions of Section 6.4 apply arises out of any suit, claim or other assertion
              -----------
of liability by a third party (hereinafter collectively, the "Claims" and individually, a "Claim"), the indemnified party agrees to give written notice within a reasonable time to the indemnifying party of the existence of such Claim, it being understood that the failure to give such notice shall not affect the indemnified party's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Agreement, unless the indemnifying party's ability to contest, defend or settle with respect to such Claim is thereby demonstrated and materially prejudiced.

  The obligations and liabilities of the parties hereto with respect to their respective indemnities pursuant to Section 6.4 resulting from any Claim, shall
                                   -----------
be subject to the following additional terms and conditions:

        (a) The indemnifying party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense or opposition to such Claim, subject to the right of approval by indemnified party, which right shall not be unreasonably withheld.

        (b) In the event that the indemnifying party shall elect not to undertake such defense or opposition, or within 30 days after notice of any such Claim from the indemnified party shall fail to defend or oppose, the indemnified party (upon further written notice to the indemnifying party) shall have the right to undertake the defense, opposition, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the indemnifying party (subject to the right of the indemnifying party to assume the defense of or opposition to such Claim at any time prior to settlement, compromise or final determination thereof).

        (c)  Anything in this Section 6.5 to the contrary notwithstanding, (i)
                              -----------
             if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party, the indemnified party shall have the right, at its own cost and expense, to participate in the defense, opposition, compromise or settlement of the Claim,
             (ii) the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such Claim, and (iii) in the event that the indemnifying party undertakes defense of or opposition to any Claim, the indemnified party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the indemnifying party and its counsel or other representatives concerning such Claim and the indemnifying party and the indemnified party and their respective counsel or other representatives shall cooperate in good faith with respect to such Claim.

        (d) No undertaking of defense or opposition to a Claim shall be construed as an acknowledgement by such party that it is liable to the party claiming indemnification with respect to the Claim at issue or other similar Claims.

  2.30  Conduct of Business Pending Closing.
        -----------------------------------

        (a) Except as set forth in the Disclosure Schedules, and except as set forth in Sections 4.9 and 4.10, during the period from the date of this Agreement to the date of Closing (the "Closing Date"), Seller shall and Seller shall cause CIS to conduct the Business according to its ordinary and usual course of business, consistent with past practice. Without limiting the generality of the foregoing, prior to the Closing Date, Seller shall not, and shall cause CIS not to, without the prior written consent of Buyer, engage in any of the following transactions with respect to the Business:

             (i) entering into any new employment agreement between CIS and Seller or any other officers, directors or employees of CIS except pursuant to the Employment Agreement set forth in Exhibit A-1 and A-2.

             (ii) granting any increase in the compensation payable or to become payable to any of CIS' officers or employees (other than non-material increases in the ordinary course of business not to exceed $5,000) or establishing, adopting, entering into, making any new grants or awards under, accelerating payment or vesting, being obligated to grant any awards under, or amending any collective bargaining, bonus, profit sharing, thrift, compensation, stock option or other equity, pension, retirement, incentive or deferred compensation, employment, retention, termination, severance, health, life or other welfare, fringe, Employee Benefit Plan, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, or granting or paying any benefit not required by an existing CIS Benefit Plan or other plan or arrangement.

            (iii) making a commitment for any significant investment of a capital nature;

              (iv) entering into any waiver, release or relinquishment of any material contract rights, except, in each case, in the ordinary course of business and consistent with past practice;

              (v) entering into any new leases for property except in the ordinary course of business, or terminating any of the Client Agreements;

              (vi) acquiring the assets of any business or any corporation, partnership or other business organization or otherwise acquiring any assets which are material in the aggregate to CIS or the Business;

              (vii) selling, leasing or otherwise disposing of any assets or properties of the Business, whether owned or leased, and whether or not reflected on the books and records of CIS (the "Assets") except in the ordinary course of business consistent with past practice, and except for the conveyance described in paragraph 8.3(a);

              (viii)creating, assuming or incurring any encumbrance on any of the Assets;

              (ix) amending, terminating or waiving any right of substantial value arising under any of the Client Agreements or otherwise relating to the Business;

              (x) failing to pay current liabilities, including accounts payable and accrued expenses, in the ordinary course of business and otherwise in accordance with their terms;

              (xi) collecting any accounts receivable outside of the ordinary course and in advance of their due dates;

              (xii) taking or performing any action which would or might cause any representation or warranty made by CIS or Seller herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by CIS or Seller at or prior to the Closing and/or the implementation of the within transaction;

             (xiii) agreeing in writing or otherwise taking any of the
                    foregoing actions or any action which would make any representation or warranty in this Agreement to be untrue or incorrect; or

             (xiv)  otherwise engaging in any practice, taking any action, or entering into any transaction of the sort described in
                    Section 2.10 above.
                    ------------

        (b) During the period from the date of this Agreement to the Closing Date, CIS and Seller will:

             (i) take and perform any and all actions necessary to render accurate and/or maintain the accuracy of, all of the representations and warranties of CIS and Seller herein contained and satisfy each covenant or condition required to be performed or satisfied by CIS and Seller prior to the Closing and/or cause or permit the implementation of the within transaction;

             (ii) carry on and maintain the Business in substantially the same form, style and manner as operated by CIS prior to this Agreement and use its best efforts to preserve its business organization and its relationships with its customers, all employees and others having business relations with CIS, and not voluntarily engage in any material transaction not in the ordinary course of business without the prior consent of Buyer;

             (iii) Seller shall use his best efforts to cause each of its employees to continue employment with CIS (or Buyer, as the case may be) following the Closing Date.

  2.31    Continued Disclosure.  If any event or state of facts occurs or arises
          --------------------
between the date hereof (or the date as of which disclosure has been made with respect to such type of event or state of facts) and the Closing Date that, had it occurred or arisen prior to or on such date, would have been required by the terms hereof to be disclosed herein, Seller shall give notice thereof in writing to Buyer within five days of the happening of such event or state of facts. The giving of such notice and the disclosure of such event or state of facts shall in no way change the conditions precedent to the obligations of Buyer as set forth in Article IV.
         ----------

  2.32    Full Access.  Seller will permit, and will cause CIS to permit,
          -----------
representatives of the Buyer to have full access to all premises, properties, personnel, books, records, contracts and documents of or pertaining to CIS. Buyer shall conduct such inspections in such a manner as to not unreasonably interfere with the business of CIS.

  2.33  Notices and Consents.  The Seller will cause CIS to give any notices to
        --------------------
third parties, and will cause CIS to use its best efforts to obtain any third party consents with respect to the matters referred to in Sections 2.2.

  2.34  Exclusivity.  From the date of this Agreement until the termination
        -----------
hereunder, the Seller will not (and the Seller will not cause or permit CIS to)
(i) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, CIS (including any acquisition structured as a merger, consolidation, or share exchange) or
(ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing. The Seller will not vote the Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any person or entity makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

  6.11  Insurance.  Beginning at Closing, Buyer will maintain for a period until
        ---------
at least December 31, 2000 the following types and amounts of insurance with respect to the Business:

        . Workers Compensation as required by law and Employers Liability insurance with a limit of $500,000 per occurrence;

        . General Liability Insurance with a limit of $1,000,000 per occurrence, and an aggregate of $2,000,000; and

        . Electronic Data Processors Errors & Omissions Insurance on a claims made basis with a limit of $500,000, and an aggregate of $500,000, inclusive of defense costs, charges and expenses.


                                  ARTICLE VII

                              CLOSING DELIVERIES
                              ------------------

  2.35  Closing.  The closing of the transactions contemplated by this Agreement
        -------
(the "Closing") shall be held on the 11th day of August, 1997, to be effective at 12:01 a.m. on the day of Closing (the "Closing Date") at the offices of McBreen, McBreen & Kopko in Chicago, Illinois.

  2.36  Deliveries.
        ----------

        (a)  At the Closing, Buyer shall deliver to Seller:

             (i)    The Purchase Price pursuant to Section 1.2 hereof;
                                                   -----------

             (ii)   The duly executed Promissory Note;

             (iii)  The duly executed Guaranty;

             (iv) Certified copies of the resolutions of the Board of Director of Buyer authorizing Buyer to execute and deliver this Agreement, any agreement or document contemplated hereby, and to consummate the transactions contemplated hereby and thereby;

             (v) A certificate of an executive officer of Buyer, dated the Closing Date, certifying that: (i) all representations and warranties made by Buyer in Article III hereof were true and
                                                -----------
                    correct when made, and are true and correct on the Closing Date, except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by Buyer on or prior to the Closing Date have been performed or complied with;

             (vi) Duly executed Employment Agreements, in substantially the forms attached as Exhibits A-1 and A-2 hereto;

             (vii) An opinion of Buyer's counsel, in a form to be mutually agreed by the parties; and

             (viii) Any other documents required by this Agreement.

        (b)  At the Closing, Seller shall deliver to Buyer:

             (i) Stock certificates representing the Shares, endorsed in blank or accompanied by duly exercised assignment documents;

             (ii) Possession of all Assets used in the Business, except for Excluded Assets;

             (iii) All contracts, leases, agreements or other documents, books, financial and accounting records of CIS not previously delivered or not located on the premises of CIS, to the extent such items are used in the Business, and are not Excluded Assets or items related to Excluded Assets;

             (iv) Duly executed Employment Agreements, in substantially the forms attached as Exhibits A-1 and A-2 hereto;

             (v)    The notices and consents pursuant to Section 6.9;

             (vi) A certificate of the Seller, dated the Closing Date, certifying that: (i) all representations and warranties made by Seller in Article II hereof were true and correct when
                                 ----------
                    made, and are true and correct on the Closing Date except for changes permitted or contemplated by this Agreement and except that representations which are specifically made as of a specified date shall be true and correct as of such earlier date; and (ii) all covenants, agreements and conditions contained in this Agreement to be performed or complied with by CIS on or prior to the Closing Date have been performed or complied with;

             (vii) An opinion of Seller's counsel, in a form to be mutually agreed by the parties; and

             (viii) Letters of resignation of all directors and officers of CIS;
                    and

             (ix)   Any other documents required by this Agreement.


                                 ARTICLE VIII

                     POST-CLOSING COVENANTS AND AGREEMENTS
                     -------------------------------------

  2.37  Further Assurances.  If at any time and from time to time after the
        ------------------
Closing, any party reasonably determines that any further conveyance, assignment, consent to assignment or other document or any other further action is necessary or desirable to carry out the purposes of and to make effective the transactions contemplated by this Agreement, the parties agree to execute and deliver all such instruments and to take such actions as may be reasonably necessary or advisable for such purpose.

  8.2  Covenant Not to Compete.
       -----------------------

       (a) During Seller's employment with Buyer and for a period of two years thereafter, or five (5) years following closing of this transaction, whichever is longer (except with respect to competing in locations other than Illinois and within 150 miles of downtown Chicago pursuant to clauses (i) or (ii), in which event the time limitation shall extend only to the duration of Seller's employment with Buyer and for a period of one year thereafter), Seller shall not directly or indirectly through representatives, agents or otherwise (i) engage in competition with the technology staffing or technology services business as currently performed by CIS or Butler Technology Solutions, a division of Butler Telecom, Inc. ("BTS"), their successors or assigns in the Territory; (ii) provide information, solicit or sell for, own, or organize any interest in, either directly or through any affiliate or subsidiary corporation, partnership or other entity, or become engaged by, act as agent for, or in any manner assist, any person, corporation or other entity that is in competition with the technology staffing or technology services business currently performed by CIS or BTS , or their successors or assigns in the Territory (iii) solicit any "customers" (as defined in this paragraph) for any corporation, partnership or other entity that is in the business of providing technology staffing or technology services as currently performed by CIS or BTS; or (iv) contact or approach either directly or indirectly for his own individual purposes or those of another, any employee of Buyer, CIS, or BTS, without regard to his/her location, for the purposes of attempting to or actually soliciting or hiring that employee on his own account or on the account of another. Seller further agrees that within the restrictive period, Seller will not in any way divert or attempt to divert from Buyer, BTS or CIS any business whatsoever and Seller further agrees that during said restrictive period he will not influence or attempt to influence any of the customers of Buyer, BTS, or CIS not to do business with Buyer, BTS, or CIS, and Seller further agrees that he will not make or permit the making of any public announcement or statement of any kind that Seller was formerly employed or connected with Buyer or CIS, which announcement has as its purpose directly or indirectly the intent to violate the provision of this Agreement. The term "customer", as used herein, shall mean any person or entity to which Seller employees under his direct or indirect control has contact with and does business with for Buyer, BTS, or CIS at any time while employed by BTS, CIS or Buyer. The term "Territory" as used herein shall mean the states of Illinois (including areas that are not in Illinois but are within 150 miles of downtown Chicago) Arizona and any other area within fifty miles of any location where Seller performs on-going services pursuant to Seller's employment agreement with Buyer.

       (b) During the term set forth in paragraph (a) and thereafter, Seller shall not divulge any of Buyer's, BTS's or CIS's business contacts, customers, suppliers, technology, know-how, trade secrets, marketing techniques, books and records, computer programs or any other confidential or proprietary information or make available to any other persons any documents, files or other papers concerning the foregoing or the Business or financial affairs of CIS, BTS or Buyer. During the term set forth in paragraph (a) and thereafter, Seller shall not solicit the employment of, or hire any employee or consultant currently or provisionally employed or retained by Buyer, BTS or CIS.

               In the event that any part of the aforesaid confidential information ("Confidential Information"); (i) becomes generally known to the public through a legitimate origin (other than by breach of this agreement by Seller), (ii) becomes available to Seller on a non-confidential basis, (iii) has been independently developed by Seller or Seller's representatives, (iv) has been disclosed by operation of law, or (v) has been disclosed by Seller with the prior written consent of Buyer, then those parts of the said Confidential Information shall no longer be deemed Confidential Information for purposes of this Agreement, but Seller shall continue to be bound by the terms of this Agreement as to all other Confidential Information. Further, in the event that Seller is requested in any proceeding to disclose any Confidential Information, Seller shall give Buyer prompt notice of such request so that Buyer may seek an appropriate protective order. If, in the absence of a protective order, Seller is nonetheless compelled to disclose such Confidential Information, Seller, or Seller's Representatives, as the case may be, may disclose such information to the extent compelled to do so in such proceeding, without liability hereunder; provided, however that Seller shall give Buyer written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon Buyer's request and at Buyer's expense, Seller shall use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

          (c) Seller has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon Buyer under this Agreement and hereby acknowledges and agrees that the same are reasonable in time and territory.


  8.3  Excluded Assets and Excluded Liabilities
       ----------------------------------------

          (a) Prior to the Closing, Seller shall convey the Excluded Assets out of CIS. At the Closing, Seller shall pay or otherwise satisfy the obligation of CIS to pay the Excluded Liabilities.

          (b)  For purposes of this Section 8.3,

               (i) "Excluded Assets" shall mean all automobiles (except for the Mercedes lease, with a monthly payment of approximately $940, which shall not be an "Excluded Asset"), salary continuation plans and life insurance policies owned or leased by CIS as of the date of Closing.

               (ii) "Excluded Liabilities" shall mean all bank debt, automobile loans, and other financings.

  8.4  Inspection of Books and Records.  After the Closing, Seller and his
       -------------------------------
representatives shall have the right of access, for a "Legitimate Business Purpose", to the books and records of CIS relating to any period ending on or prior to the Closing Date, at all reasonable times during business hours and to make copies thereof at his expense. In the event that Buyer, within a period of five (5) years after the Closing Date, desires to dispose of any of the said books and records of CIS, Buyer shall give Seller at least thirty (30) days prior written notice thereof and Seller shall have the right to take possession of any of said books and records that Buyer desires to dispose of within the said thirty (30) day period. With respect to he inspection and/or copying of the books and records of CIS pursuant to this Paragraph 8.4, Seller shall be bound by his covenant concerning confidential information set forth in Paragraph 8.2(b) hereunder. For purposes of this Paragraph 8.4 each of the following should be deemed a "Legitimate Business Purpose":

     A. Independent verification of any of Seller's rights or obligations under this Agreement.

     B. Substantiation or clarification of any tax position taken by Seller with respect to his individual tax returns.

     C. Any other business purpose which reasonably requires the inspection rights of Seller hereunder.

                                  ARTICLE IX

                              TERMINATION; WAIVER
                              -------------------

  2.38  Termination.  This Agreement may be terminated at any time prior to the
        -----------
Closing as follows:

          (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before August 11, 1997, by reason of Seller being unable or unwilling to effect a Closing on or before August 11, 1997, or by reason of the failure of any condition precedent under Article IV hereof
                                                            ----------
               (unless the failure results primarily from the Buyer itself materially breaching any material representation, warranty, or covenant contained in this Agreement), (iii) if the Closing shall not have occurred on or before August 11, 1997, by reason of the failure to obtain all third party consents required to be obtained by Section 6.9; or (iv) if Buyer in its sole discretion
                           -----------
               is not satisfied with the results of its continuing legal, business and accounting due diligence regarding CIS; and

          (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has materially breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach, or (ii) if the Closing shall not have occurred on or before August 11, 1997, by reason of Buyer being unable or unwilling to effect a Closing on or before August 11, 1997, or by reason of the failure of any condition precedent under Article V hereof (unless the failure results primarily from
                     ---------
               the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

  2.39    Effect of Termination; Specific Performance.
          -------------------------------------------

          (a)  In the event of the termination of this Agreement pursuant to

               Section 9.1 hereof, notice thereof shall be promptly given by
               -----------
               the terminating party to the other party and thereafter this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except that (i) the provisions of Section 6.1
                                                                  -----------
               hereof shall remain in effect and (ii) nothing in this Section
                                                                      -------
               9.2 shall relieve any party to this Agreement from liability
               ---
               for breach of this

               Agreement or any misrepresentation hereof, including pursuant to paragraph (b) hereof.

          (b) In the event of a breach or threatened breach by Seller or Buyer of any of the agreements and obligations set forth herein, monetary damages or the other remedies at law that may be available to the non-breaching party for such breach or threatened breach will be inadequate and, without prejudice to the non-breaching party's right to pursue any remedies at law or in equity available to it for such breach or threatened breach, including without limitation the recovery of damages, the non-breaching party will be entitled to injunctive relief as a means of having the breaching party comply with the provisions herein.

  2.40  Extension; Waiver.  At any time prior to the Closing, the parties hereto
        -----------------
may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by the other party or in any document, certificate or writing delivered pursuant hereto by the other party or
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of either party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver of any breach of a provision of this Agreement shall constitute or be deemed a waiver of any other breach of the same or any other provision of this Agreement, and no delay or failure to take action with respect to any breach or provision of this Agreement shall constitute or be deemed a waiver of the right to enforce this Agreement and to take action against such breach or any subsequent breach of the same or any other provision.


                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS
                           ------------------------

  2.41  Entire Agreement; Amendment.  Except with respect to those documents
        ---------------------------
signed in connection with the Closing of the transactions contemplated by this Agreement and those documents that, by their terms, modify or supersede this Agreement, this Agreement, (including the Disclosure Schedules), contains the entire agreement between the parties hereto and supersedes all prior oral or written agreements, promises, representations, commitments or understandings with respect to the matters provided for herein. This Agreement may be modified or amended only by a writing duly executed by Buyer and Seller, which modification or amendment shall be binding upon all of the parties hereto.

  2.42  Assignment and Binding Effect.  This Agreement and the rights and
        -----------------------------
obligations of any party hereunder may not be assigned by any party without the prior written consent of the other party hereto. All covenants, agreements, statements, representations, warranties and indemnities in this Agreement by and on behalf of either of the parties hereto shall bind and inure to the benefit of their respective heirs, successors and permitted assigns of the parties hereto.

  2.43  Waivers.  No waiver of any of the provisions of this Agreement shall be
        -------
deemed or shall constitute a continuing waiver, and no waiver shall be binding unless executed in writing by the party making the waiver.

  2.44  Notices.  All notices, demands or other communications which may be or
        -------
are required to be given by any party to any other party pursuant to this Agreement, shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, national overnight express, telegram or facsimile transmission, addressed as follows:

                (a)     If to Buyer:

                        Butler International, Inc.
                        110 Summit Avenue
                        Montvale, New Jersey 07645
                        Attention: Chief Financial Officer
                        Facsimile: (201) 573-9773

                        with a copy (which shall not constitute notice) to:

                        McBreen, McBreen & Kopko
                        20 North Wacker Drive
                        Suite 2520
                        Chicago, Illinois 60606
                        Attention: James R. Stern
                        Facsimile: (312) 332-2657

                (b)     If to Seller:

                        Mr. Jack W. Shoemaker
                        3815 Tecoma Drive
                        Crystal Lake, Illinois 60012

until such time as either party notifies the other of a change of address. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger or telefax transmission log being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

  2.45  Governing Law; Jurisdiction and Venue.  This Agreement shall be governed
        -------------------------------------
by and construed in accordance with the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

  2.46  Counterparts; Execution.  To facilitate execution, this Agreement may be
        -----------------------
executed in as many counterparts as may be required, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but a single agreement.

  2.47  Effective Time of Closing.  Notwithstanding the time at which Closing
        -------------------------
takes place, the Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date.

  2.48  Severability.  Any provision of this Agreement which is prohibited or
        ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

  2.49  No Third Parties Benefitted.  This Agreement is made and entered into
        ---------------------------
for the sole protection and benefit of the parties hereto, and no other person or persons shall have any right or action under this Agreement; This agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right of action under this Agreement; provided, however, the payment obligations of Buyer set forth in this Agreement may be assigned by Seller to a trust in connection with the estate planning of Seller.

  2.50  Recitals, Schedules and Exhibits.  The recitals, schedules, and exhibits
        --------------------------------
to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

  2.51  Section Headings.  The section headings used herein are inserted for
        ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

  IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be executed on its behalf, as of the date first above written.

                                        BUYER:

                                        BUTLER TELECOM, INC.

                                        By:  _______________________________

                                        Its:  ______________________________

                                        SELLER:

                                        ____________________________________
                                        JACK W. SHOEMAKER